SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2015

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SITESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-35402 (Commission File Number)	88-0397234 (I.R.S. Employer Identification No.)
7109 Timberlake Road (Address of principal executive offices)		24502 (Zip Code)

(434) 239-4272 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2015, Sitestar Corporation (the “Company”) terminated Frank R. Erhartic, Jr. as President and Chief Executive Officer of the Company. As President, Mr. Erhartic served as the Company’s principal executive officer. The Company terminated Mr. Erhartic because Mr. Erhartic was unable to provide documentation for certain related-party expenditures made by Mr. Erhartic which the Company’s Board of Directors believes are in violation of principles of sound management and Company policy.

Following his termination as President, Mr. Erhartic resigned as a director of the Company.

On December 15, 2015, the Company’s board of directors appointed Steven L. Kiel as interim President and CEO. Mr. Kiel will serve as the Compay’s principal executive officer. Mr. Kiel does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K.

Steven L. Kiel, 37, is the founder and president of Arquitos Capital Management. He is the portfolio manager for Arquitos Capital Partners, a value-oriented investment partnership. He is also a partner with Santa Monica Partners, a New York-based investment partnership. Mr. Kiel is a judge advocate in the Army Reserves. He is a veteran of Operation Iraqi Freedom and currently holds the rank of major. Prior to launching Arquitos Capital Management, he was a lawyer in private practice. Mr. Kiel is a graduate of George Mason School of Law and Illinois State University, and is a member of the bar in Illinois (inactive) and Washington, D.C.

Mr. Kiel does not have any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

The Company announced the resignation and termination of Mr. Erhartic and the appointment of Mr. Kiel in a press release dated December 15, 2015, a copy of which is attached hereto as Exhibit 99.1 (the “Press Release”).

Item 8.01 - Other Information

On December 15, the Board of Directors of the Company established an audit committee. The audit committee consists of Jeffrey I. Moore and Jeremy K. Gold. The Company is preparing an Audit Committee Charter and will file it by a separate Form 8-k when the board of directors adopts the policy.

On December 15, the Board of Directors initiated an investigation to be led by outside counsel to determine the appropriateness and exact nature and scope of certain related party expenditures made by Franck R. Erhartic, Jr., which the Board believes were in violation of principles of sound management and Company policy, and which led to Mr. Erhartic’s termination as President and Chief Executive Officer of the Company.

Sitestar also announced that is has settled a lawsuit filed by United Systems Access, Inc. in Maine (United Systems Access, Inc., et al. v. SiteStar Corporation, Civil Action, Docket No. CV-13-161, (York County Superior Court)) for $90,000. United Systems Access had sued the Company for $900,615 for a claim it previously had against Sitestar.

Item 9.01 - Financial Statements and Exhibits

(a)	Financial statements of businesses acquired – not applicable
(b)	Pro forma financial information – not applicable
(c)	Shell company transactions – not applicable
(d)	Exhibits

Exhibit No.	Exhibit Description
99.1	Sitestar Press Release dated December 15, 2015

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 15, 2015	SITESTAR CORPORATION
By /s/ Daniel Judd Daniel Judd CFO

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Sitestar Press Release dated December 15, 2015